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EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Hyperdynamics Corporation
(an Exploration Stage Company)
Houston, Texas

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 dated March 24, 2010, and in the related Prospectus, of our report dated September 28, 2010, relating to the audits of the consolidated financial statements of Hyperdynamics Corporation which are included in its Annual Report on Form 10-K for the fiscal year ended June 30, 2010. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC
www.gbhcpas.com
Houston, Texas

March 24, 2011

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  EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM